Exhibit 99.2
Aligning The Business With Current Market Conditions July 15, 2008

Forward Looking Statements In this presentation and in related comments by our management, our use of the words "expect," "anticipate," "estimate," "goal," "target," "believe," "improve," "intend," "potential," "continue," "designed," "opportunity," "risk," "may," "would," "could," "should," "project," "projected," "positioned" or similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. We believe these judgments are reasonable, but these statements are not guarantees of any events or financial results, and our actual results may differ materially due to a variety of important factors. The most recent reports on SEC Forms 10-K, 10-Q and 8-K filed by us or GMAC provide information about these and other factors, which may be revised or supplemented in future reports to the SEC on those forms. This presentation contains non U.S. GAAP numbers. For a reconciliation to U.S. GAAP numbers please refer to the supplemental charts in the earnings presentation on the General Motors Corp. ("GM") investor website at http://www.gm.com/corporate/investor_information/. Industry and market data contained in this presentation is based on internal GM market and industry analysis. Although management believes this data is reliable as of its respective dates, this data has not been independently verified and we cannot assure you as to accuracy or completeness of this data. Unless specifically required by law, we assume no obligation to update or revise these forward-looking statements to reflect new events or circumstances. 1

Agenda Planning For A Tougher U.S. Environment Operating and Other Actions Asset Sales and Financing Activities Looking Ahead 2

Planning For A Changed U.S. Industry For liquidity planning purposes, GM using U.S. industry volumes significantly below trend for the next several years, lower U.S. market share, and continued elevated oil prices (1) Note: U.S. Light Industry excludes ~300K units per year of medium- and heavy-duty trucks 3 Key GMNA Liquidity Planning Assumptions 2007 2008E 2009E U.S. Light Industry (1) (Millions Units) 16.2 14.0 14.0 GM U.S. Share (% of Total Industry) 23.5% ~21% ~21% Average Oil Price ($/Bbl) $72 $120-140 $130-150

Conservative Planning For Large Truck Volumes Large pickup and SUV segments expected to shrink in U.S. as discretionary users switch to alternative vehicles However, large pickup segment should remain important for commercial and functional users 2006 2007 2008E 2009E Large PU: Commercial/Functional 0.103 0.106 0.09 0.09 Large PU: Discretionary 0.03 0.027 0.01 0.01 Large SUV (Incl. Luxury) 0.04 0.039 0.027 0.023 12.3% 12.7% Total Large Pickup Market 2.3 2.2 1.4 1.4 Total Large SUV Market 0.7 0.6 0.4 0.3 Memo: Oil Price ($/bbl) $66 $72 $120 - $140 $130 - $150 (units, millions) 17.2% 17.3% 4

Commodity Cost Impact & Mitigation Strategies Following large increases in 2005-2007, GMNA forecast based on year-over-year commodity cost headwinds of ~$1B in each of 2008 and 2009 Mitigation strategies include thrifting of precious metals and global application of common material specifications to leverage volume Commodity cost pressure offset by continued strong gross annual baseline material cost performance Cost management tools include global sourcing, supplier footprint optimization and leveraging of global architectures Nonetheless, commodity costs (including steel) creating significant inflationary pressure in industry cost base Also significant indirect impact of oil on freight and certain commodities 5

Material Cost Outlook - Total Automotive Despite commodity cost headwind, GM expects to deliver approximately $1B of net material performance in 2008 and 2009 6 Cost Decrease / (Increase) ($ billions) 2007 2008E 2009E Baseline Performance 2.5 2.2 2.5 Delphi Reductions 0.2 0.2 0.3 Commodities / Steel (1.3) ~(1.0) ~(1.2) Major Product Programs (1.5) (0.4) (0.4) Total Net Performance (0.1) 1.0 1.2

Agenda Planning For A Tougher U.S. Environment Operating and Other Actions Asset Sales and Financing Activities Looking Ahead 7

Operating And Other Actions In view of lower U.S. industry planning volumes, leaner truck mix and commodity price headwinds, GMNA in process of executing operating actions to mitigate negative impacts Operating actions focused on structural costs, salaried employment savings, capital spending and working capital In addition, other actions relate to the 2008-2009 UAW VEBA payments and the common dividend Combined would generate approximately $10B of cumulative cash improvements by YE2009 versus original plans 8

Structural Cost Actions in GMNA (~$2.5B) Further reductions in truck capacity and related component, stamping and powertrain capacity Approximately 300K unit reduction in manned truck capacity by YE2009, half of which is from acceleration of prior announcements and half of which are new capacity actions Shift patterns, line rates and facilities to be assessed after consultation with impacted constituents Reductions and consolidations in sales and marketing budgets with focus on protecting launch products and brand advertising Impacted areas include promotional budgets, event budgets, motorsports activities and back-office efficiencies Holding engineering spending in 2008 and 2009 at 2006/07 levels, but a substantial reduction versus original plan 9

Salaried Employment Savings (~$1.5B) More than 20% reduction in salaried employment cash costs, predominantly through: Salaried headcount reductions in U.S. and Canada through early retirements, mutual separation programs, normal attrition and other separation tools Post-65 salaried retiree health care coverage for U.S. retirees will be eliminated effective January 1, 2009 Pension increase from overfunded U.S. salaried plan to help offset cost No base compensation increases for U.S. and Canada salaried employees for remainder of 2008 and 2009 Elimination of discretionary cash bonuses for executive group in 2008 (would have been payable in 2009) 10

Capital Expenditure Reductions (~$1.5B) Planning capital expenditures of $8B(1) in 2008 and $7B in 2009, plus $1B per year through 2009 in China (self-funded by China JVs) 2009 spending of $7B is a ~$1.5B reduction from prior plan Major part of reduction related to delaying next generation large pickup and SUV programs, as well as V-8 engine development and capacity Significant reduction in non-product spending Increased powertrain spending for alternative propulsion, small displacement engines and fuel economy technologies Capital spending efficiency expected to improve as a result of announced capacity actions 2009 projected capital expenditures still greater than average annual 2005-2007 levels after excluding GMT 900 large pickups and SUVs Expect annual capital expenditures in the $7-7.5B range beyond 2009 (excluding China) 11 (1) Excludes $0.5B attributable to purchase of our headquarters building in Q2 2008

Working Capital Improvements (~$2B) Aggressive actions to improve working capital by approximately $2B in North America and Europe, primarily related to inventory GMNA and GME inventories to be reduced by $1.5B and $0.5B, respectively, from planned YE2008 levels Comprehensive review of inventory levels of raw materials, work in progress and finished goods inventories Reduce production buffers for products with sufficient dealer stock Lean inventory management practices at parts warehouses Lower levels of inventory due to lower industry sales 12

UAW 2008-09 VEBA Payments (~$1.7B) GM will defer approximately $1.7B of payments that had been scheduled to be made to a Temporary Asset Account over the balance of 2008 and 2009 Such deferrals accrue interest at 9%, per the settlement agreement UAW and class counsel agree this does not represent a change to the settlement agreement, which already provided that interest be paid on amounts not deposited on certain dates Upon implementation of the 2007 VEBA agreement in 2010, expect amounts owed to the new UAW VEBA to total approximately $7B, including the deferred amounts above and interest 13

Board Actions (~$0.8B) GM Board of Directors has decided to suspend future dividends, effective immediately 14

Summary Of Operating And Other Actions Cumulative cash impact of these operating and other actions through YE2009 targeted to be approximately $10B versus original plan Cash Impact Through YE2009 GMNA Structural Cost ~$2.5B Salaried Employment Savings ~$1.5B Capital Expenditure Reductions ~$1.5B Working Capital Improvements ~$2.0B UAW VEBA Payment Deferrals ~$1.7B Dividend Suspension ~$0.8B Total ~$10B 15

Agenda Planning For A Tougher U.S. Environment Operating and Other Actions Asset Sales and Financing Activities Looking Ahead 16

Asset Sales (~$2-4B) Undertaking broad global assessment of assets for potential sale or monetization Significant liquidity possible from asset sales without impacting strategic direction of company Outside advisors currently engaged in analysis Will provide update at appropriate time With regard to brands, strategic analysis underway for HUMMER We continue to focus on profit improvement initiatives across all remaining brands 17

Capital Markets Activities (~$2-3B) Will continue to access global capital markets on an opportunistic basis Targeting at least $2-3B of financing Gross unencumbered assets of over $20B could support secured debt financing significantly in excess of this amount Examples of unencumbered assets include stock of foreign subsidiaries, brands, stake in GMAC, and real estate 18

Summary Of Actions We are confident that these actions totaling ~$15B, when combined with access to $4.5 billion of committed credit lines, will provide ample liquidity through 2009, even using conservative industry volume and mix assumptions Cash Impact Through YE2009 Operating and Other Actions ~$10B Asset Sales ~$2-4B Capital Markets Activities ~$2-3B Total ~$15B 19

Agenda Planning For A Tougher U.S. Environment Operating and Other Actions Asset Sales and Financing Activities Looking Ahead 20

% of U.S. Industry GM New / Major Product Launches Segment 2010E / ^ from '07 2007 2008 2009 2010 Mid Car 15% / up 1 p.p. Compact Car 15% / up 1 p.p. Comp/Lux SUV/CUV 12% / up 2 p.p. Mid CUV 7% / up 2 p.p. Comp/Mid Lux Car 6% / flat Small Car 4% / up 1 p.p. Sport 3% / up 1 p.p. Total 62% / up 8 p.p. All Other Segments Memo: GM Hybrid or E-Flex Models Available 2 6 9 11 Major GMNA Launches In Cars & Crossovers 18 of the next 19 upcoming major launches planned to be in car and crossover segments 11 of the last 13 major launches were also in these segments Recent Launch Future Launch (Large Car) 21

Great Products Supporting Higher Prices





Comparison to Prior Model Year	**Chevrolet Malibu** *NAIAS Car of the Year*	**Cadillac CTS** *Motor Trend Car of the Year*
Retail Sales Growth (CYTD thru June)	+113%	+33%
Avg. Transaction Price	+ ~$4,000	+ ~$8,000
Contribution Margin ($/unit)	+40%	+30%
Residual Value	+11 pts	+5 pts
Opinion (vs. prior model)	+15 pts	+9 pts
Other Key Metrics		
Model Mix (up-level trim)	~50%	> 50%
Conquest %	High 30s	High 30s

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Advanced Propulsion Initiatives GM strategy based on concept of energy diversity and simultaneously focused on multiple solutions: Advanced internal combustion engines Aggressive hybrid rollout Longer-term advanced technologies (e.g. fuel cells) Demonstrated leadership in several key areas Ethanol / bio-fuels New cellulosic ethanol JVs Plug-in applications E-Flex architecture Fuel cell applications Project Driveway research Manufacturers with global scale and engineering depth are best positioned to respond to evolving/diverse regulatory environments globally 23

GMNA Structural Cost Outlook Operating actions in North America, combined with benefits of 2007 UAW agreement, are targeted to reduce structural costs by $6-7B from 2007 to 2010 2005 2006 2007 2008E 2009E 2010E GMNA Structural Cost 40.4 35.1 33.2 31.1 29 26.5 Memo: ($ billions) Corp Sector / Legacy Structural Cost 1.2 1.1 1.0 1.0 1.0 0.1 24 Note: Structural cost outlook based on negative plan amendment accounting for UAW VEBA

UAW Agreement Transforms U.S. Business Model Competitiveness Enables appropriate employment levels and introduces wage and benefit structures that support efforts to close manufacturing cost gap Flexibility Mechanisms to help deploy labor force where required Ability to adjust workforce to reflect market conditions VEBA funding structured to allow contribution payments over time Balance Sheet De-Levering Retiree health care benefits funded for current UAW hourly employees and retirees while largely eliminating health care inflation risk from capital structure 25

Strong Earnings Momentum in Rest of World GM makes substantial profit outside North America Refer to Supplemental Charts in our earnings presentation on GM's Investor website for reconciliation to GAAP figures http://www.gm.com/corporate/investor_information/ Adjusted Earnings Before Tax Q1 ($ billions) 2005 2006 2007 2008 GME (0.5) 0.4 0.1 0.2 GMLAAM 0.2 0.6 1.3 0.5 GMAP 0.4 0.4 0.7 0.3 ROW Automotive EBT 0.1 1.4 2.1 1.0 % GM unit volume outside U.S. 51% 55% 59% 64% % GM revenue outside GMNA(1) 32% 34% 39% 43% 26 (1) Excludes China

2002-2007 2007 2007-2012E GM Product Growth % of Global Est. Industry Launches Industry GM Industry Growth 2008 - 2010 China 151% 627% 12% 67% 25 Russia 124% 7,048% 4% 103% 23 Brazil 70% 49% 3% 17% 5 India 124% 653% 3% 86% 5 Total BRIC 126% 280% 22% 68% 58 Other Emerging 79% 65% 16% 25% Total Emerging 103% 148% 38% 50% Growth in Emerging Markets GM growth in BRIC markets more than doubled the industry since 2002 GM volume up 280% in 2002-2007 vs. industry up 126% Continued share gains supported by 58 product launches through 2010 Continue to leverage GMDAT for growth of Chevrolet brand 27

Summary Managing liquidity is top GM priority Operating and other actions (~$10B), asset sales (~$2-4B) and financing activities (~$2-3B) announced today, in conjunction with access to $4.5B of credit lines, will provide ample liquidity through 2009 We remain confident our strategy to deliver great products and strong brands, grow profitably in emerging markets, continue to drive advanced propulsion technologies and aggressively respond to a challenging environment in North America will position the company for sustainable profitability and growth 28